UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported): November 12, 2007

VERI-TEK INTERNATIONAL, CORP.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7402 W. 100th Place, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restricted Stock Awards to Executive Officers

Effective November 12, 2007, the Compensation Committee of the Board of Directors of Veri-Tek International, Corp. (the “Company”) approved restricted stock awards to the following executive officers under the Company’s Amended and Restated 2004 Equity Incentive Plan:

Name and Title	Number of Restricted Shares Granted
David Langevin, Chairman of the Board and Chief Executive Officer	10,500

Andrew Rooke, President and Chief Operating Officer	8,400

David Gransee, Chief Financial Officer and Vice President	6,300

The Amended and Restated 2004 Equity Incentive Plan permits the Company to award restricted stock to participants pursuant to Restricted Stock Unit Awards, subject to the terms and conditions of the Plan. A form of Restricted Stock Unit Award, which was approved by the Compensation Committee of the Board of Directors effective as of November 12, 2007, is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

The restricted stock awards granted to David Langevin, Andrew Rooke, and David Gransee, will vest as to one-third of the shares on October 1, 2008, with the remaining two-thirds vesting on the second and third anniversary of such date. The value of each restricted share is $6.30, which was the closing price of the Company’s common stock on November 12, 2007.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

VERI-TEK INTERNATIONAL, CORP.

	By:	/s/ David H. Gransee
	Name:	David H. Gransee
	Title:	Vice President and Chief Financial Officer

Date: November 16, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Restricted Stock Unit Award